Exhibit 99.1

OpenWorld, Inc. Reports 2026 Third Quarter Results; First Quarterly Results as a Nasdaq-Listed Company

Q3 Marked Pivotal Shift to High-Margin RWA Platform

and Major Deal Origination Business

•	Real-world assets (“RWA”) revenue increased to approximately $6 million in Q3 2026 from zero in Q3 2025

•	Achieved Gross margins of approximately 80%

•	Secured $1.1 billion in non-binding letter of intent (“LOI”) signings subsequent to Q3 Quarter-end with definitive agreements and DeFi capital formation now underway

LAKE MARY, Fla., November 12, 2026 — OpenWorld, Inc. (NASDAQ: OPNW) (“OpenWorld” or the “Company”), a technology-powered digital assets and blockchain innovation company focused on real-world asset (“RWA”) tokenization, today reported financial results for the third quarter ended September 30, 2026. The third quarter financial results presented in this press release primarily reflect the operating results of legacy OpenWorld, the accounting acquirer in the reverse takeover transaction with VerifyMe, Inc. (“VerifyMe”) completed on September 30, 2026. The Company's third quarter operating results do not include VerifyMe’s pre-transaction operating results, while the September 30, 2026 consolidated balance sheet reflects the combined entity.

2026 Third Quarter and Nine-Month Highlights

•	Revenue was $7.4 million for the quarter ended September 30, 2026, compared with $20.8 million in the prior-year period.
○	RWA infrastructure and platform services revenue was $6.4 million in the third quarter and $9.1 million for the nine months ended September 30, 2026, versus zero in both corresponding prior-year periods. Digital assets and capital markets infrastructure, and advisory and onboarding contributed to the balance.
•	Gross profit was $6.3 million in the quarter ended September 30, 2026 representing a gross margin of 84%, and was $13.7 million for the nine months ended September 30, 2026, representing a gross margin of 90%. This compares with 77% and 84% gross margins, respectively, in the prior-year periods. The improvement reflects a favorable revenue mix driven by the shift to high-margin RWA business.

•	GAAP net loss was $10.2 million, or $0.93 per basic and diluted share, for the quarter ended September 30, 2026, and $16.1 million, or $1.58 per basic and diluted share, for the nine months ended September 30, 2026. Net income and earnings per share were significantly impacted by non-recurring items related to the merger, public listing, and equity compensation (detailed below).

•	Adjusted EBITDA (a non-GAAP measure) was $2.3 million in the third quarter of 2026 and $(3.0) million for the first nine months of 2026. This compares to Adjusted EBITDA of $18.0 million and $8.5 million in the corresponding prior-year periods.
•	Cash was $4.5 million at September 30, 2026, with positive working capital of approximately $2.6 million.
○	Subsequent to quarter-end, the Company completed a $3.5 million registered direct offering.

“Q3 2026 was a defining quarter as we completed our transition to the public markets and accelerated our evolution into a high-margin RWA platform and major deal-origination company,” said Matthew Shaw, Chairman and Chief Executive Officer of OpenWorld.

“Revenue from our RWA business grew from zero a year ago to more than $6 million in the 2026 third quarter and $9 million for the first nine months of the year, while we maintained exceptional gross margins of more than 80%. At the same time, we continue to advance a pipeline of large-scale tokenized financing programs that position OpenWorld at the center of institutional RWA activity in AI infrastructure, energy, and intellectual property.

“We see growing interest in RWA tokenization from some of the largest companies in the world and we expect to make consistent progress on advancing our discussions into definitive agreements. We are off to a strong start with our third quarter revenue growth, strong gross margins, and positive Adjusted EBITDA representing just the starting point for what we believe our business model can deliver.”

Business Evolution, Strategic Pipeline and Recent Developments

•	During the quarter ended September 30, 2026, the Company completed the reverse takeover with the predecessor company and began trading on Nasdaq under the ticker “OPNW” on October 1, 2026. The Company is organized around three complementary verticals, Digital Assets & Capital Markets, Advisory & Onboarding (OpenWorld Labs), and OpenWorld Enterprise, with the latter focused on designing, structuring, deploying, and administering enterprise-grade blockchain initiatives across RWAs, sovereign infrastructure, and financial services.

•	In October 2026, the Company entered into non-binding LOIs for more than $1.1 billion in proposed tokenized financing programs. These non-binding LOIs illustrate OpenWorld’s model of converting real-world assets - whether physical infrastructure or specialized intellectual property - into financeable, on-chain instruments at institutional scale. The company is working on definitive agreements for these LOIs and DeFi capital formation is now underway.

•	The LOIs announced to date are:

•	An up to $1 billion program with Meridian to fund the purchase and deployment of a distributed AI inference computing network powered by on-site solar energy and residential Tesla Powerwall battery storage. Meridian holds purchase rights to Tesla Powerwall systems. The initial deployment is planned for 10,000 homes, with testing targeted to begin in Q4 2026 and the first commercial site in Q1 2027. OpenWorld will serve as advisor, structuring agent, and services provider, with the financing administered on the OpenWorld Enterprise platform.

•	An up to $130 million intellectual-property-backed transaction with BeyondAI involving the tokenization of highly specialized AI IP (eligible patents and software rights). Tokens will provide access to payments backed by the IP, while BeyondAI retains control of its technology.

•	On November 10, 2026, tokenized OPNW shares went live on Solana via Sunrise (Wormhole Labs) and Backpack Securities. The tokenized equity complements the Company’s Nasdaq listing, supports 24/7 trading and self-custody for eligible investors, and does not involve the issuance of new shares or a capital raise by the Company.

•	In the fourth quarter of 2026, the Company closed the acquisition of Blocksight Holdings Co. (an AI-agent platform intended to support deal structuring, asset verification, investor onboarding, and reporting across OpenWorld Enterprise programs), and completed a $3.5 million overnight registered direct offering. These actions further strengthen the Company’s platform capabilities and balance sheet as it executes on its RWA pipeline.

2026 Third Quarter Non-Recurring Cash and Non-Cash Expenses

The reported GAAP net losses for the third quarter and first nine months of 2026 were driven primarily by non-recurring items associated with the reverse takeover, public-company transition, and equity awards granted in connection with the Company’s growth and listing:

•	Non-recurring cash expenses: Approximately $6.0 million of professional fees for the nine months ended September 30, 2026, related to the merger and Nasdaq listing. These costs are not expected to recur at comparable levels in future periods.
•	Non-cash expenses: Stock-based compensation of $6.4 million for the three months ended September 30, 2026, and $7.0 million for the nine months ended September 30, 2026, primarily related to options and restricted shares granted in late 2025 and the third quarter of 2026. There was no stock-based compensation in the prior-year periods.

Excluding these non-recurring items, the underlying operating performance reflected the contribution of the high-margin RWA business that scaled from zero earlier in the year.

Conference Call

OpenWorld management will host a conference call at 4:30 p.m. ET on Thursday, November 12, 2026. To listen to the audio-only webcast, please use the following link: webcast link. If you would like to participate and ask questions during the call, please register here: registration link. After registering, you will receive an email with dial-in details along with a unique access code required to join the live call.

A replay of the webcast will be available on the Investors section of the Company’s website at Investors | OpenWorld following the call.

Use of Non-GAAP Financial Measures

This press release includes Adjusted EBITDA, a non-GAAP financial measure. The Company defines Adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization, further adjusted to exclude certain nonrecurring stock-based compensation expenses and merger-related transaction fees. Management believes Adjusted EBITDA provides useful supplemental information about the Company’s operating performance. Adjusted EBITDA should not be considered in isolation or as a substitute for measures prepared in accordance with U.S. GAAP. A reconciliation of preliminary GAAP net loss to Adjusted EBITDA is included in this press release.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “continue,” “may,” “should,” "will," and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include our engagement in future acquisitions or strategic partnerships that increase our capital requirements or cause us to incur debt or assume contingent liabilities, our ability to enter into definitive agreements or consummate the transactions contemplated by our non-binding term sheets, the highly competitive nature of the industry in which we operate, our brand image and corporate reputation, impairments related to our goodwill and other intangible assets, economic and other factors such as recessions, downturns in the economy, inflation, global uncertainty and instability, the effects of pandemics, changes in United States social, political, and regulatory conditions and/or a disruption of financial markets, our history of losses, our ability to use our net operating losses to offset future taxable income, our ability to manage our growth effectively, our ability to successfully develop and expand our sales and marketing capabilities, risks related to doing business outside of the U.S., our ability to respond to evolving laws related to tokenized securities, retain and develop successors for management, our inability to enter into contracts and arrangements with future partners, and our ability to comply with the continued listing standards of the Nasdaq Capital Market. These risk factors and uncertainties include those more fully described in OpenWorld’s Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About OpenWorld

OpenWorld, Inc. (NASDAQ: OPNW) is a digital assets and blockchain technology company. Through its OpenWorld Enterprise platform, the Company provides financial structuring and blockchain infrastructure for the issuance and distribution of tokenized real-world assets to institutional and retail investors. To learn more, visit openworld.dev.

Contacts

Investors: OpenWorldIR@allianceadvisors.com

Media: Aayushi@allianceadvisors.com

-Financial Tables Follow-

OPENWORLD, INC.
Condensed Consolidated Balance Sheets (Unaudited, in thousands, except share data)

	September 30, 2026 (Unaudited)	December 31, 2025 (as revised)
ASSETS
CURRENT ASSETS
Cash	$4,506	$730
Accounts receivable	1,483	599
Accounts receivable – related party	450	–
Crypto assets	641	923
Contract assets	398	–
Contract assets – related party	9,090	–
Investments	–	539
Loans receivable – related party	–	814
Notes receivable	127	–
Notes receivable – related party	373	–
Shares and warrants receivable	1	586
Prepaids and deposits	381	89
Due from related parties	–	15
TOTAL CURRENT ASSETS	$17,450	$4,295

NON-CURRENT ASSETS
Accounts receivable	220	667
Right-of-use assets, net	768	983
Investments	100	100
Intangible assets	6,837	–
Goodwill	7,318	–
TOTAL NON-CURRENT ASSETS	$15,243	$1,750
TOTAL ASSETS	$32,693	$6,045

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$9,547	1,157
Contract liabilities	85	126
Dividends payable	2,231	–
Notes payable – related party	1,792	–
Warrant liability	891	–
Lease liabilities	301	284
TOTAL CURRENT LIABILITIES	$14,847	$1,567
Lease liabilities (non-current)	495	724
Deferred tax liability	993	–
TOTAL NON-CURRENT LIABILITIES	$1,488	$724
TOTAL LIABILITIES	$16,335	$2,291

STOCKHOLDERS' EQUITY

Series B Convertible Preferred Stock, $0.001 par value; 75,000,000 authorized; 0.85 shares issued and outstanding convertible into approximately 14,445 shares of common stock as of September 30, 2026	-	-

Common stock, $0.001 par value; 675,000,000 authorized; 13,472,360 issued and outstanding at September 30, 2026 (9,742,157 issued and outstanding at December 31, 2025)	13	10
Additional paid-in capital	35,234	4,369
Simple agreements for future equity	–	2,000
Subscriptions receivable	(200)	–
Accumulated deficit	(18,689)	(2,625)
TOTAL STOCKHOLDERS' EQUITY	$16,358	$3,754
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$32,693	$6,045

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements. Historical share and per-share amounts of Legacy OpenWorld have been retrospectively adjusted to reflect the 77.27 exchange ratio applied in connection with the reverse acquisition completed on September 30, 2026.

OPENWORLD, INC.

Condensed Consolidated Statements of Operations (Unaudited, in thousands, except share and per-share data)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025 (as revised)
Revenue from contracts with customers	$792	$20,753	$5,632	$30,674
Revenue from contracts with customers – related party (a)	6,635	–	9,560	–
TOTAL REVENUES	$7,427	$20,753	$15,192	$30,674
COST OF SALES (a)	$1,170	$4,724	$1,513	$5,049
GROSS PROFIT	$6,257	$16,029	$13,679	$25,625

OPERATING EXPENSES
Management and technology (b)	877	2,140	4,528	5,424
General and administrative (c)	14,642	1,110	21,030	1,990
Research and development	424	–	425	–
Sales and marketing (b)	461	58	597	61
TOTAL OPERATING EXPENSES	$16,404	3,308	26,580	7,475

NET (LOSS) INCOME BEFORE OTHER INCOME (EXPENSE)	$(10,147)	$12,721	$(12,901)	$18,150

OTHER INCOME (EXPENSE)
Gain (loss) on crypto asset sales	–	$(3,921)	$88	$(3,873)
Change in fair value, net	(42)	1,106	(3,229)	(13,277)
Interest expense, net	(17)	–	(36)	–
Other income	2	–	14	–
TOTAL OTHER EXPENSE, NET	$(57)	$(2,815)	$(3,163)	$(17,150)

(LOSS) INCOME BEFORE INCOME TAX EXPENSE	$(10,204)	$9,906	$(16,064)	$1,000
Provision for income taxes	–	$–	$–	$-
NET (LOSS) INCOME FOR THE PERIOD	$(10,204)	$9,906	(16,064)	1,000

(LOSS) EARNINGS PER SHARE
BASIC	(0.93)	1.26	(1.58)	0.12
DILUTED	(0.93)	1.13	(1.58)	0.11

WEIGHTED AVERAGE COMMON STOCK OUTSTANDING
BASIC	10,967,528	7,883,858	10,152,983	8,265,962
DILUTED	10,967,528	8,759,842	10,152,983	9,167,661

(a)	Revenue from contracts with customers – related party, reflects contracts arranged through a compliant Cayman structure
(b)	Includes related-party consulting and management fees in management and technology, sales and marketing, and cost of sales. See Note 11.
(c)	Includes stock-based compensation of $6,438 thousand and $7,043 thousand for the three and nine months ended September 30, 2026, respectively, there was no stock compensation in the three and nine months ended September 30, 2025.

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements. Historical share and per-share amounts of Legacy OpenWorld have been retrospectively adjusted to reflect the 77.27 exchange ratio applied in connection with the reverse acquisition completed on September 30, 2026.

OPENWORLD, INC.

Condensed Consolidated Statements of Cash Flows (Unaudited, in thousands)

	Nine months ended September 30, 2026	Nine months ended September 30, 2025
		(as revised)
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income for the period	$(16,064)	$1,000
Adjustments to reconcile net (loss) income to net cash flows from operating activities:
Interest expense on lease liability (non-cash)	29	38
Amortization of right-of-use assets	213	206
Gain on sale of crypto assets (non-cash, reclassified)	(88)	3,873
Change in fair value, net (non-cash)	3,229	13,277
Stock-based compensation expense	7,043	–
Non-cash professional fees and merger expense	5,164	–
Changes in operating assets and liabilities:
Accounts receivable	(379)	(7,580)
Shares and warrants receivable	(1,250)	(4,115)
Prepaid expenses	(147)	188
Contract assets	(9,090)	(75)
Contract liabilities	(40)	–
Accounts payable and accrued liabilities	7,527	(511)
Accrued interest payable	42	–
Due from related parties	15	(72)
Operating lease payments	(241)	(234)
Net cash (used in) provided by operating activities	$(4,037)	$5,995

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of crypto assets	(7,221)	(16,362)
Proceeds from sales of crypto assets	6,331	17,194
Purchase of investments	–	(4,178)
Proceeds from repayments of loans receivable	612	–
Advances of notes receivable	(500)	–
Proceeds from sale of investments	565	–
Cash acquired in reverse acquisition	4,226	–
Net cash provided by (used in) investing activities	$4,013	$(3,346)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of SAFEs	1,550	–
Proceeds from issuance of common stock, net of share issuance costs	500	–
Proceeds from notes payable	1,750	–
Dividends paid	–	(4,921)
Net cash provided by (used in) financing activities	$3,800	$(4,921)

NET INCREASE (DECREASE) IN CASH	$3,776	$(2,272)
CASH - BEGINNING OF PERIOD	$730	$4,025
CASH - END OF PERIOD	$4,506	$1,753

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

Supplemental disclosure of cash flow information.

Cash paid for interest and for income taxes was $nil in both the nine months ended September 30, 2026 and 2025.

Supplemental schedule of non-cash activities.

•	In connection with the reverse acquisition of VerifyMe, Inc., the Company recognized approximately $14,412 thousand in equity consideration and assumed liabilities, including a dividend payable of $2,231 thousand and a warrant liability of $891 thousand.
•	The Company converted $3,550 thousand of outstanding SAFEs into common stock.
•	Non-cash imputed interest on lease liabilities was $29 thousand in 2026 (2025: $38 thousand), included in operating activities.
•	The Company recognized non-cash stock-based compensation expense of $7,043 thousand (2025: $0) and professional fees of $5,164 thousand related to common shares issued for services (2025: $0), reflected as non-cash adjustments within operating activities.
•	The Company recognized no new right-of-use assets or lease liabilities in the nine months ended September 30, 2026.
•	The Company received shares of IP Strategy Holdings, Inc. ("IPST") with a carrying value of $169 thousand in settlement of a share receivable, a non-cash investing activity. Additionally, warrants with a carrying value of $235 thousand were exercised in exchange for IPST shares. There was no comparable activity in 2025. These transactions represent non-cash investing activities.
•	The Company received non-cash consideration from customers, including digital assets totaling $2,419 thousand in settlement of accounts receivables; and IPST warrants totaling $1,250 thousand, which were recognized as revenue.

The Company recognized a $200 thousand subscription receivable related to common stock issued for which consideration had not yet been received. No comparable activity in 2025.

OPENWORLD, INC.

Limitations of Adjusted EBITDA

($ in thousand dollars)	Three Months Ended September 30,
	2026	2025
Net loss	$(10,204)	$9,906
Adjusted to exclude the following:
Interest expense, net	17	11
Cost of sales, contractual adjustment (non-cash)	-	4,550
Crypto asset fair value change (distributions)	-	3,537
Transaction-related advisory fees	6,000	-
Stock-based compensation (non-cash)	6,438	-
Adjusted EBITDA	$2,251	$18,004

($ in thousand dollars)	Nine Months Ended September 30,
	2026	2025
Net (loss) income	$(16,064)	$1,000
Adjusted to exclude the following:
Interest expense, net	36	38
Cost of sales, contractual adjustment (non-cash)	-	4,550
Crypto asset fair value change (distributions)	-	2,929
Transaction-related advisory fees	6,000	-
Stock-based compensation (non-cash)	7,043	-
Adjusted EBITDA	$(2,985)	$8,517